SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                 OCTOBER 2, 2000
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                    ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.
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             (Exact name of registrant as specified in its charter)



          DELAWARE                        1-9818                13-3434400
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(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)      Identification Number)



1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK                         10105
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    (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code                  212-969-1000
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Item 1.  CHANGES IN CONTROL OF REGISTRANT

                  Not applicable.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  Not applicable.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

                  Not applicable.

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Not applicable.

Item 5.  OTHER EVENTS

        On October 2, 2000 Alliance Capital Management L.P. ("Alliance Capital") completed the acquisition of the business and assets of Sanford C. Bernstein Inc. ("Bernstein") for $1.4754 billion in cash and 40.8 million newly issued private limited partnership units of Alliance Capital.

        On October 2, 2000 a wholly-owned subsidiary of Alliance Capital purchased 1,000,000 units of Alliance Capital Management Holding L.P. ("Alliance Holding") for $47,560,000.00 in a private transaction. The Alliance Holding units will be used to fund awards to be granted under a new deferred compensation plan to be established in connection with Alliance Capital's acquisition of the business and assets of Bernstein and under Alliance Capital's existing deferred compensation plan, known as the Alliance Partners Compensation Plan.

Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

                  Not applicable.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial Statements of Businesses Acquired

                           None.

                  (b)      Pro Forma Financial Information

                           None.

                  (c)      Exhibit

                           99.2     Press Release dated October 2, 2000

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

Dated: October 3, 2000                  By:   Alliance Capital Management
                                              Corporation, General Partner

                                        By:   /s/ DAVID R. BREWER, JR.
                                              ---------------------------------
                                              David R. Brewer, Jr.
                                              Senior Vice President and
                                              General Counsel